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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-41415) and the Registration Statements on
Form S-8 (Nos. 333-51193, 33-60093, 33-60091, 33-59091, 33-58148 and 33-58146)
of The Warnaco Group, Inc. of our report dated March 2, 1999 relating to the financial statements and financial statement schedule as of and for the two fiscal years in the period ended January 2, 1999 which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

New York, New York
March 31, 2000